EXHIBIT 9.3(d)


         [NOTE: Counsel for HEALTHSOUTH may limit its opinion to the laws of the State of Alabama, the laws of the State of Delaware referred to herein and the federal laws of the United States. Counsel shall also render such other opinions related to the Plan of Merger and the Merger, as shall be reasonably requested by ReLife and its counsel.]

         13. Each of HEALTHSOUTH and the Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the General Corporation Law of the State of Delaware (the "DGCL").

         14. Each of HEALTHSOUTH and the Subsidiary has full corporate power to carry on its business as, to our knowledge, it is now being conducted and to own all of its material properties and assets.

         15. The authorized capital stock of HEALTHSOUTH and the issued and outstanding capital stock of HEALTHSOUTH is, as of the date of the Registration Statement, is as set forth in the Registration Statement on page __ under the caption "_______________". All issued and outstanding Common Stock, par value $.01 per share, of HEALTHSOUTH, and all issued and outstanding shares of the capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable by HEALTHSOUTH or the Subsidiary, as the case may be, and were not issued in violation of any preemptive rights under the laws of the DGCL, as the case may be, or, to our knowledge, in violation of any other rights to purchase such shares.

         16. HEALTHSOUTH owns of record the issued and outstanding shares of the capital stock of the Subsidiary. All of the outstanding shares of the Subsidiary owned of record by HEALTHSOUTH are owned by it free and clear of all liens, security interests or pledges, except for pledges in favor of NationsBank of North Carolina, National Association.

         17. HEALTHSOUTH has full corporate power to execute and deliver the Plan of Merger and to consummate the transactions contemplated thereby, and each of HEALTHSOUTH and the Subsidiary has full corporate power to execute and file the Certificate of Merger with the appropriate authorities of the State of Delaware and to consummate the transactions contemplated thereby.

         18. The execution, delivery and performance by HEALTHSOUTH of the Plan of Merger and the transactions contemplated thereby have been duly authorized by the necessary corporate action on the part of HEALTHSOUTH. The execution, delivery and performance by the Subsidiary of the Plan of Merger and the Certificate of Merger and the transactions contemplated thereby have been duly authorized by the necessary corporate action on the part of the Subsidiary.

         19. The Plan of Merger has been duly executed by HEALTHSOUTH and the Subsidiary, the Certificate of Merger has been duly executed by the Subsidiary, and the Plan of Merger (except for the indemnity provisions thereof, as to which we express no opinion) constitutes the valid and binding obligation of HEALTHSOUTH and the Subsidiary, enforceable against HEALTHSOUTH and the Subsidiary in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         20. The execution and delivery of the Plan of Merger by HEALTHSOUTH and the Subsidiary and the execution of the Certificate of Merger by the Subsidiary did not, and the consummation of the transactions therein contemplated by HEALTHSOUTH and the Subsidiary does not constitute a breach or violation of, or a default under any federal law, rule or regulation of the United States or under any law, rule or regulation of Alabama or under the DGCL or, to our knowledge, any court order, judgment or decree of any governmental or regulatory body of the United States or of Delaware or Alabama, in each case, to which HEALTHSOUTH or the Subsidiary is subject or by which any of their material properties or assets are bound or affected, or require any consent or approval of any other party under any federal law, rule or regulation of the United States or under any law, rule or regulation of Alabama or Delaware to which HEALTHSOUTH or the Subsidiary are subject, except for required approvals under the federal securities laws and under state securities or blue sky laws and except under laws, rules and regulations relating to the operation, regulation, licensing, and accreditation of health care facilities, as to which we express no opinion, which breach, violation or default would have a material adverse effect on HEALTHSOUTH and its subsidiaries and affiliated partnerships, taken as a whole.

         21. The execution and delivery of the Plan of Merger did not, and the consummation of the transactions therein contemplated by HEALTHSOUTH will not, constitute a breach or violation of, or constitute a default (or any event which with notice or lapse of time or both would become a default) under (a) the Certificate of Incorporation or Bylaws of HEALTHSOUTH or the Subsidiary, or (b) except as indicated in the Plan of Merger, any material contract (excluding any contracts which are terminable at will upon fewer than __ days' notice), lease, or instrument (including any note, mortgage, indenture or other evidence of indebtedness), known to us, to which HEALTHSOUTH or any of its subsidiaries or affiliated partnerships is a party or by which HEALTHSOUTH, any of its subsidiaries or affiliated partnerships or any of their properties or assets are bound or affected, in each case, which breach, violation or default would, in our judgment, have a material adverse effect on HEALTHSOUTH and its subsidiaries and affiliated partnerships, taken as a whole.

         22. To our knowledge, no actions, suits or proceedings are pending or threatened against HEALTHSOUTH or its subsidiaries or affiliated partnerships which challenge the validity of the Plan of Merger or any action required to be taken by HEALTHSOUTH pursuant to the Plan of Merger.

         23. Insofar as the Registration Statement and the Proxy Statement relate to HEALTHSOUTH and the Subsidiary (other than the financial statements and other financial and statistical information and data contained therein and other than information supplied by persons other than HEALTHSOUTH and the Subsidiary for inclusion therein, as to which we express no opinion), the Registration Statement complied as to form as of the effective date of the Registration Statement in all material respects with the requirements of the Securities Act.

         24. The Common Stock, par value $.01 per share, of HEALTHSOUTH issued pursuant to the Merger has been duly authorized and validly issued, and is fully paid and non-assessable by HEALTHSOUTH.


         25. The options to acquire shares of the capital stock of ReLife, Inc. have been validly assumed by HEALTHSOUTH, and HEALTHSOUTH has reserved a sufficient number of shares of its Common Stock, par value $.01 per share, for issuance upon exercise of such options. Such shares, upon the exercise thereof, payment of the exercise price therefor, and their issuance, will be validly issued, fully paid and non-assessable by HEALTHSOUTH.

         26. The Registration Statement of HEALTHSOUTH was declared effective by the Securities and Exchange Commission prior to the mailing of the Proxy Statement and has remained effective at all times subsequent to its having been declared effective. There is no stop order in effect with respect to such Registration Statement under the Securities Act of 1933 (the "Act") and, to our knowledge, no proceedings for that purpose have been instituted or are threatened. All filings required to be made pursuant to Rule 424 of the Act have been made. The Common Stock, par value $.01 per share, of HEALTHSOUTH has been registered or qualified, or is exempt from registration or qualification, under all applicable state securities laws.

         Although we have not undertaken to verify the accuracy or completeness of the statements in the Registration Statement or the Proxy Statement and, therefore, would not necessarily have become aware of any material misstatement of fact or omission to state a material fact, we advise you that we do not believe that the portions of the Registration Statement and the Proxy Statement relating to HEALTHSOUTH and the Subsidiary (other than the financial statements and other financial and statistical information and data contained therein and other than information supplied by persons other than HEALTHSOUTH for inclusion therein, as to which we express no opinion), as of the effective date of the Registration Statement, as of the date of the mailing of the Proxy Statement to ReLife's stockholders, as of the date of the ReLife stockholders' meeting or at the Effective Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

Gentlemen:

         The undersigned, a holder of shares of (i) Class A Common Stock, par value $.01 per share (the "Class A Common Stock") and/or (ii) Class B Common Stock, par value $.01 per share (the "Class B Common Stock") (such Class A Common Stock and Class B Common Stock referred to collectively as the "ReLife Shares") of ReLife Inc., a Delaware corporation (the "Company"), is entitled to receive in connection with the merger (the "Merger") of the Company and RRS Acquisitions Company, Inc., a Delaware corporation, shares of Common Stock, par value $.01 per share (the "HEALTHSOUTH Common Stock"), of HEALTHSOUTH Rehabilitation Corporation, a Delaware corporation ("HEALTHSOUTH"), including shares of HEALTHSOUTH Common Stock issuable upon the exercise of stock options being assumed by HEALTHSOUTH. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933 (the "Act") and applicable pooling rules and regulations promulgated by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact.

         If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the shares of HEALTHSOUTH Common Stock received by the undersigned in connection with the Merger might be restricted unless such transaction were registered under the Act or an exemption from such registration were available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act. The undersigned understands that HEALTHSOUTH will not be required to maintain the effectiveness of any registration statement under the Act for the purposes of resale of shares of HEALTHSOUTH Common Stock by the undersigned except as contemplated in connection with the Merger.

         The undersigned hereby represents to and covenants with HEALTHSOUTH that the undersigned will not sell, assign or transfer any of the shares of HEALTHSOUTH Common Stock received by the undersigned in connection with the Merger except (i) pursuant to an effective registration statement under the Act or (ii) in a transaction which, in the opinion of counsel reasonably satisfactory to HEALTHSOUTH or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Act.

         The undersigned further represents to and covenants with HEALTHSOUTH that, within 30 days preceding the consummation of the Merger, the undersigned has not sold, transferred or otherwise disposed of, and will not sell, transfer or otherwise dispose of, any ReLife Shares held by the undersigned, and that the undersigned will not sell, transfer or otherwise dispose of any shares of HEALTHSOUTH Common Stock received by the undersigned in connection with the Merger until after such time as results covering at least 30 days of combined operations of the Company and HEALTHSOUTH have been published by HEALTHSOUTH, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, Form 10-Q or Form 8-K, or any other filing or announcement which includes such combined results of operations, except in each case to the extent permitted by, and in connection with, Accounting Series Release 135 and Staff Accounting Bulletins 65 and 76.

         In the event of a sale or other disposition by the undersigned of shares of HEALTHSOUTH Common Stock pursuant to Rule 145, the undersigned will supply HEALTHSOUTH with evidence of compliance with such Rule, in the form of a broker's letter in customary form or other evidence reasonably satisfactory to HEALTHSOUTH. The undersigned understands that HEALTHSOUTH may instruct its transfer agent to withhold the transfer of any shares of HEALTHSOUTH Common Stock disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the shares of HEALTHSOUTH Common Stock sold as indicated in such evidence.

         The undesigned acknowledges and agrees that the legends set forth below will be placed on certificates representing shares of HEALTHSOUTH Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to HEALTHSOUTH to the effect that such legends are no longer required for purposes of the Act or to effect the agreements of the undersigned contained herein.

         There will be placed on the certificates for the shares of HEALTHSOUTH Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

                 "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated ____________________, 1994 between the registered holder hereof and HEALTHSOUTH Rehabilitation Corporation, a copy of which agreement is on file at the principal office of HEALTHSOUTH Rehabilitation Corporation."

         Unless the transfer by the undersigned of shares of HEALTHSOUTH Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 and the terms hereof, HEALTHSOUTH reserves the right to put the following legend on the certificates issued to any transferee of the undersigned:

                 "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of shares of HEALTHSOUTH Common Stock and (ii) the receipt by HEALTHSOUTH of this letter is a material inducement and a condition to HEALTHSOUTH's obligations to consummate the Merger.


                                          Very truly yours,



                                          __________________________________
                                                 Signature of Stockholder